Exhibit 99.2

                            CERTIFICATION PURSUANT TO
                      SECTION 1350, CHAPTER 63 OF TITLE 18
                           OF THE UNITED STATES CODE,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ADVANCED 3-D ULTRASOUND SERVICES, INC. f/k/a YSEEK, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Weintraub, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David Weintraub
--------------------------------
David Weintraub
Chief Executive Officer
Chief Financial Officer
November 6, 2003